Exhibit 99.3

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

On October 14, 2016, Almost Family, Inc. (Almost Family or the Company), signed a definitive agreement to acquire an 80% controlling interest in Community Health United Home Care, LLC, a  wholly-owned subsidiary of CHS/Community Health Systems, Inc. (CHS or Seller), which owns and operates the home health and hospice operations of CHS (referred to herein as CHS Home Health, pertaining solely to the home health and hospice business of CHS).  CHS Home Health, a provider of skilled home health and hospice services, currently operates 74 home health and 15 hospice branch locations in 22 states.  The acquisition of a controlling interest in CHS Home Health is referred to as the “Transaction,” and is expected to be completed during the fourth quarter of 2016, subject to regulatory approvals and the satisfaction of customary closing conditions.

The unaudited pro forma combined statements of income for the nine months of 2016 and for the 2015 fiscal year ended January 1, 2016 give effect to the Transaction as if the acquisition had been completed on January 1, 2015.  The unaudited pro forma combined statements of income include adjustments that give effect to factually supportable events that are directly attributable to the Transaction and expected to have a continuing impact.

The unaudited pro forma combined balance sheet as of the third quarter ended September 30, 2016 gives effect to the Transaction as if the acquisition had been completed on September 30, 2016 and includes adjustments that give effect to factually supportable events that are directly attributable to the Transaction.

The Notes to the unaudited pro forma combined financial information describe the pro forma amounts and adjustments presented.  The unaudited pro forma combined financial information should be read in conjunction with the accompanying Notes.

The unaudited pro forma combined financial information is primarily based on, and should be read in conjunction with, the Company’s historical consolidated financial statements and accompanying notes included in the Company’s periodic reports previously filed with the Securities and Exchange Commission, along with the historical financial statements and accompanying notes for CHS Home Health included in this Form 8-K.  The unaudited pro forma combined financial information may not necessarily reflect the financial position or results of operations which would have been obtained if these transactions had actually been consummated on the dates indicated in the unaudited pro forma combined financial information.

The pro forma adjustments reflecting the completion of the Transaction are based upon the acquisition method of accounting in accordance with United States Generally Accepted Accounting Principles (“U.S. GAAP”) and upon the assumptions set forth in the Notes included in this section.  The pro forma adjustments related to the allocation of purchase price within the unaudited pro forma combined balance sheet are preliminary and subject to change and are based on the estimated fair value of the identifiable assets acquired and liabilities assumed and of the excess purchase price to goodwill.  The final purchase price allocation will be completed no later than one year after the date of completion of the Transaction and will be based on the actual assets and liabilities of CHS Home Health that exist as of the date of the completion of the Transaction.

The unaudited pro forma combined financial information is presented for informational purposes only and does not reflect future events that may occur after the Transaction, or any operating efficiencies or inefficiencies that may result from the Transaction.  Therefore, the unaudited pro forma combined financial information is not necessarily indicative of results that would have been achieved had the businesses been combined during the period presented or the results that the Company will experience after the Transaction.  In addition, the preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions.  These estimates and assumptions affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  These estimates and assumptions are preliminary and have been made solely for purposes of developing this unaudited pro forma combined financial information.  Actual results could differ, perhaps materially, from these estimates and assumptions.

ALMOST FAMILY, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA COMBINED BALANCE SHEET

As of September 30, 2016

(In thousands)

	Almost Family, Inc.	Community Health United Home Care, LLC	Reclassification Adjustments (Note 3)		Transaction Adjustments (Note 4)		Pro Forma as Adjusted
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$6,827	$344	$-		$(344)	4h	$6,827
Accounts receivable - net	95,616	26,642	-		-		122,258
Supplies	-	481	(481)	3a	-		-
Prepaid expenses and other current assets	14,090	1,469	481	3a	-		16,693
			-		653	4a
TOTAL CURRENT ASSETS	116,533	28,936	-		309		145,778

DEFERRED INCOME TAXES	-	541	-		(541)	4f	-
PROPERTY AND EQUIPMENT - NET	9,753	2,860	-		-	4b	12,613
GOODWILL	320,794	46,487	-		(46,487)	4c	320,794
	-	-	-		116,080	4c	116,080
OTHER INTANGIBLE ASSETS	69,909	-	-		28,420	4d	98,329
OTHER ASSETS	4,143	407	-		-		7,160
			-		2,610	4a
TOTAL ASSETS	$521,132	$79,231	$-		$100,391		$700,754

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$14,007	$3,988	$-		$-		$17,995
Accrued other liabilities	36,054	2,604	10,201	3b	(650)	4h	48,209
Employee compensation	-	10,201	(10,201)	3b	-
TOTAL CURRENT LIABILITIES	50,061	16,793	-		(650)		66,204

LONG-TERM LIABILITIES:
Revolving credit facility	133,824	-	-		134,088	4a	267,912
Deferred tax liabilities	18,494	-	-		-		18,494
Seller notes	12,500	-	-		-		12,500
Other liabilities	6,335	3,646	-		(3,430)	4h	6,551
TOTAL LONG-TERM LIABILITIES	171,153	3,646	-		130,658		305,457
TOTAL LIABILITIES	221,214	20,439	-		130,008		371,661

Noncontrolling interests - redeemable	2,256	-	-		-		2,256

Preferred stock, par value $0.05; authorized
2,000 shares; none issued or outstanding	-	-	-		-		-
Common stock, par value $0.10; authorized
25,000; 10,489 issued and outstanding	1,050	-	-		-		1,050
Treasury stock, at cost, 116 of common stock	(3,214)	-	-		-		(3,214)
Additional paid-in capital	140,351	-	-		-		140,351
Retained earnings (deficit)	160,241	-	-		(2,825)	4a	157,416
Members’ equity	-	59,141	-		(59,141)	4e
Total equity	298,428	59,141	-		(61,966)		295,603
Noncontrolling interests	(766)	(349)	-		349	4e	(766)
					32,000	4g	32,000
TOTAL STOCKHOLDERS' EQUITY	297,662	58,792	-		(29,617)		326,837
TOTAL LIABILITIES & STOCKHOLDERS' EQUITY	$521,132	$79,231	$-		$100,391		$700,754

See notes to unaudited pro forma combined financial information.

ALMOST FAMILY, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME

For the Nine Months Ended September 30, 2016

(In thousands, except per share data)

	Almost Family, Inc.	Community Health United Home Care, LLC	Reclassification Adjustments (Note 3)		Transaction Adjustments (Note 4)		Pro Forma as Adjusted
Net service revenues	$470,114	$138,839			$-		$608,953
Provision for bad debts		922	(922)	3c	-
Net operating revenues		137,917	922		-
Cost of service revenues (excluding depreciation & amortization)	251,998	-	70,875	3d	-		325,499
			2,626	3e	-
Gross margin	218,116		(72,579)		-		283,454
General and administrative expenses:
Salaries and benefits	126,134	107,104	(70,875)	3d	-		162,363
Other	56,323	16,116	2,886	3f	-		77,285
			922	3c	-
			1,038	3g	-
Deal, transition & other	7,455	-	(1,609)	3h	-		5,846
Gain on sale of agencies		(1,609)	1,609	3h	-
Supplies		2,626	(2,626)	3e	-
Rent		2,886	(2,886)	3f	-
Depreciation and amortization	-	1,038	(1,038)	3g	-
Total general and administrative expenses	189,912	128,161	(72,579)		-		245,494
Operating income (loss)	28,204	9,756	-		-		37,960
Interest expense, net	(4,335)	-	-		(4,116)	4j	(8,451)
Income (loss) before income taxes and noncontrolling interest	23,869	9,756	-		(4,116)		29,509
Income tax expense	(9,120)	(4,170)	-		2,630	4k	(10,660)
Net income from continuing operations before noncontrolling interest	14,749	5,586	-		(1,486)		18,849
Loss from discontinued operations net of tax	-	(461)	-		-		(461)
Net income	14,749	5,125	-		(1,486)		18,388
Net (income) loss attributable to noncontrolling interest	(689)	31	-		(1,864)	4l	(2,522)
Net income attributable to stockholders	$14,060	$5,156	$-		$(3,350)		$15,866

Per share amounts attributable to Almost Family, Inc.'s common stockholders-basic:
Average shares outstanding	10,150						10,150
Continued operations	$1.39						$1.56

Per share amounts attributable to Almost Family, Inc.'s common stockholders-diluted:
Average shares outstanding	10,328						10,328
Continued operations	$1.36						$1.54

See notes to unaudited pro forma combined financial information.

ALMOST FAMILY, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME

For the Year Ended January 1, 2016

(In thousands, except per share data)

	Almost Family, Inc.	Community Health United Home Care, LLC	Reclassification Adjustments (Note 3)		Transaction Adjustments (Note 4)		Pro Forma as Adjusted
Net service revenues	$532,214	$188,787	$-		$-		$721,001
Provision for bad debts		1,851	(1,851)	3c	-
Net operating revenues		186,936	1,851		-
Cost of service revenues (excluding depreciation & amortization)	281,842	-	97,838	3d	-		384,080
			4,400	3e	-
Gross margin	250,372		(100,387)		-		336,921
General and administrative expenses:
Salaries and benefits	147,849	144,942	(97,838)	3d	-		194,953
Other	66,281	21,965	3,973	3f	-		95,551
			1,851	3c	-
			1,705	3g	-
			(224)	3i	-
Deal, transition & other	4,139	-	224	3i	2,825	4i	7,188
Supplies		4,400	(4,400)	3e	-
Rent		3,973	(3,973)	3f	-
Depreciation and amortization	-	1,705	(1,705)	3g	-
Total general and administrative expenses	218,269	176,985	(100,387)		2,825		297,692
Operating income (loss)	32,103	9,951	-		(2,825)		39,229
Interest expense, net	(2,006)	-	-		(5,263)	4j	(7,269)
Income (loss) before income taxes and noncontrolling interest	30,097	9,951	-		(8,088)		31,960
Income tax expense	(10,556)	(3,937)	-		2,141	4k	(12,352)
Net income from continuing operations before noncontrolling interest	19,541	6,014	-		(5,947)		19,608
Income from discontinued operations net of tax	-	27	-		-		27
Net income	19,541	6,041	-		(5,947)		19,635
Net (income) loss attributable to noncontrolling interest	468	85	-		(2,014)	4l	(1,461)
Net income attributable to stockholders	$20,009	$6,126	$-		$(7,961)		$18,174

Per share amounts attributable to Almost Family, Inc.'s common stockholders-basic:
Average shares outstanding	9,505						9,505
Continued operations	$2.11						$1.91

Per share amounts attributable to Almost Family, Inc.'s common stockholders-diluted:
Average shares outstanding	9,745						9,745
Continued operations	$2.05						$1.87

See notes to unaudited pro forma combined financial information.

ALMOST FAMILY, INC.

NOTES TO UNAUDITED PRO FORMA COMBINED

FINANCIAL INFORMATION

(Unless otherwise indicated, all dollars are in thousands)

NOTE 1 – BASIS OF PRESENTATION

The accompanying unaudited pro forma combined financial information is presented on a basis consistent with the Company’s historical consolidated financial statements and is comprised of the following:

•

The unaudited pro forma combined balance sheet combines the Company’s unaudited consolidated balance sheet and CHS Home Health’s unaudited consolidated balance sheet as of the third quarter end in 2016.

•

The unaudited pro forma combined statement of income for the 2015 year ended January 1, 2016 combines the Company’s audited consolidated statement of income and CHS Home Health’s audited consolidated statement of income for the 2015 years ended.

•

The unaudited pro forma combined statement of income for the nine months of 2016 combines the Company’s unaudited consolidated statement of income with CHS Home Health’s unaudited consolidated statement of income for the first nine months of 2016.

The Company uses a 52-53 week fiscal year, while CHS Home Health uses a calendar year.  The unaudited pro forma information assumes no adjustment for this calendar difference, which the Company believes is immaterial.  The unaudited pro forma combined statements of income do not reflect any anticipated cost savings or any related non-recurring costs to achieve those cost savings.  The unaudited pro forma combined statements of income do not claim to represent our actual results of operations that would have occurred if the Transaction had taken place on the dates specified, nor are they indicative of the results of operations that may be achieved in the future.

To help users of the unaudited pro forma information, the Company segregated pro forma adjustments into reclassification adjustments and transaction adjustments.  Reclassification adjustments are discussed in Note 3, while Transaction adjustments are discussed in Note 4.

NOTE 2 – PURCHASE PRICE ALLOCATION

The purchase price summary and purchase price allocations are preliminary and are based on CHS Home Health’s assets and liabilities as of September 30, 2016.  Final purchase price summary and purchase price allocations will be based on the actual fair value of identifiable assets acquired and liabilities assumed in accordance with U.S. GAAP on the closing date of the Transaction.  The Company expects to finalize the valuation and complete the purchase price summary and purchase price allocations as soon as practicable, but no later than one year from closing the Transaction.

Estimated Purchase Price Summary

For purposes of the pro forma financial information, the purchase price consideration is $128 million in cash for 80% interest, assuming an estimated working capital settlement of zero.

The working capital settlement adjusts the base purchase price based on the excess or shortfall of current assets less current liabilities of the acquiree on the acquisition date versus the working capital target.  Settlement is due 60 days after the closing date of the Transaction.

Estimated Purchase Price Allocation

The following represents the preliminary allocation of the purchase price to the acquired net tangible and intangible assets acquired and liabilities assumed of CHS Home Health and is for illustrative purposes only.

Accounts receivable	$26,642
Prepaid expenses and other current assets	1,950
Property and equipment	2,860
Goodwill	116,080
Other intangible assets	28,420
Other assets	407
Accounts payable	(3,988)
Accrued liabilities	(12,371)
Enterprise value	160,000
Noncontrolling interest at 20%	(32,000)
Total purchase price for 80% interest	$128,000

Goodwill represents the excess of the purchase price over the fair value of tangible and specifically identifiable intangible assets which include trade names, licenses, provider numbers and certificates of need.

NOTE 3 – RECLASSIFICATION ADJUSTMENTS TO CONFORM PRESENTATION

CHS Home Health’s financial statement presentation is different than the Company’s presentation.  To conform CHS Home Health’s presentation to the Company’s presentation, certain reclassifications were made as follows:

(a)	Supplies moved from its own line item to Prepaid expenses and other current assets
(b)	Employee compensation moved from its own line item to Accrued other liabilities
(c)	Bad debt expense moved from Net operating revenues in the CHS Home Health statement of income to General and administrative expenses – Other in the Company’s presentation
(d)

Certain cost of service revenues included in Salaries and benefits expense in CHS Home Health’s statement of income moved to Cost of service revenues (excluding depreciation & amortization) in the Company’s presentation

(e)	Supplies expense moved from Operating costs and expenses in CHS Home Health’s statement of income to Cost of service revenues (excluding depreciation & amortization) in the Company’s presentation
(f)	Rent moved from Operating costs and expenses in CHS Home Health’s statement of income to General and administrative expenses – Other in the Company’s presentation
(g)	Depreciation and amortization moved from Operating costs and expenses in CHS Home Health’s statement of income to General and administrative expenses – Other in the Company’s presentation
(h)

Gain on sale of agencies moved from Operating costs and expenses in CHS Home Health’s statement of income to General and administrative expenses – Deal, transition and other in the Company’s presentation

(i)	Certain Other operating expenses in CHS Home Health’s statement of income moved to General and administrative expenses – Deal, transition and other in the Company’s presentation.

NOTE 4 – TRANSACTION ADJUSTMENTS

The following transaction adjustments are reflected in the accompanying unaudited pro forma combined financial information:

(a)	The principal sources and uses of cash expected with the Transaction are as follows (in thousands of US Dollars):

Increase (decrease) in Debt
Borrowings to fund:
Transaction	$128,000
Debt issuance fees	3,263
Transaction costs	2,825
Pro forma adjustment	$134,088

Financing for the transaction has been fully committed by JPMorgan Chase Bank, N.A., but is expected to be closed using the Company’s new revolving credit facility (the Facility).  The Facility will consist of a $350 million credit line expected to mature in December of 2021 and an “accordion” feature providing for potential future expansion of the Facility to $500 million.  Borrowings (other than letters of credit) under the credit facility are at the bank’s prime rate plus a margin (ranging from 0.50% to 1.75%), 2.25% at the end of the third quarter of 2016 or the London Interbank Offered Rate (LIBOR) plus a margin (ranging from 1.50% to 2.75%), 2.75% at the end of the third quarter of 2016.  Debt issuance fees net of amortization are recorded in Prepaid and other assets (short-term) and OTHER ASSETS (long-term) and are amortized to interest expense through the expected maturity date.

The $134.1 million in funds will be used to purchase 80% of the stock of CHS Home Health and pay debt issuance fees and transaction costs.

(b)

No “Pro Forma Adjustments” were made to property and equipment as the assets acquired in the Transaction primarily relate to computer, software and other related hardware for which the fair value is expected to approximate book value given the short duration of the economic life of these asset types.

(c)

To derecognize the $47.0 million recorded by the acquiree for goodwill and to record goodwill for the Transaction.  For further detail on the calculation of goodwill, see the estimated purchase price and estimated purchase price allocation tables in Note 2.

(d)

To record the $28.4 million fair value of the Company’s separately identifiable indefinite-lived intangible assets based on the Company’s preliminary estimate of fair value based on both historical experience and knowledge of the Transaction.  Identifiable indefinite-lived intangible assets include Certificates of Need, Medicare Provider Numbers, licenses and trade names.  Valuations of the Company’s intangible assets are expected to be finalized no later than one year from the date of acquisition.  See Note 2 for additional information.

(e)	To eliminate the stockholders’ equity and noncontrolling interest sections of the acquiree’s balance sheet.

(f)

Represents adjustments to estimated deferred income tax assets and liabilities resulting from the purchase price allocation adjustments made to the acquired assets and liabilities of CHS Home Health.  The estimated income tax rates are based on the applicable enacted statutory tax rates as of the assumed Transaction date and appropriately reflect certain basis differences for the Company and CHS Home Health that will result in taxable amounts (resulting in deferred tax liabilities) or deductible amounts (resulting in deferred tax assets) in future years when the related financial reporting asset or liability will be recovered or settled.  Deferred taxes are recognized for the temporary differences between assigned values in the purchase price allocation, where applicable, and the carryover tax basis of assets acquired and liabilities assumed, using an estimated statutory income tax rate of 38.6%.

(g)	To record fair value of Seller’s noncontrolling interest based on 20%. The noncontrolling interest – nonredeemable was determined as follows:

Transaction purchase of 80%	$128,000
20% noncontrolling interest – nonredeemable	32,000
Enterprise value	$160,000

(h)	To eliminate assets not acquired and liabilities not assumed in the Transaction.

(i)	To record expenses related to closure of the Transaction referred to in Note 4(a) above.

(j)

To record the pro forma interest expense on funds borrowed under the Facility referred to in Note 4(a) above to finance the Transaction and pay debt issuance fees and transaction costs.  Pro forma interest expense includes the weighted average LIBOR rates of 3.64% and 3.50% for the nine months ended September 30, 2016 and the year ended January 1, 2016, respectively, the amortization of debt issuance costs and interest on certain outstanding seller notes.  At September 30, 2016, a hypothetical 100 basis point increase in short-term interest rates would result in a reduction of approximately $2.5 million in our 2015 pro forma pre-tax earnings and $2.7 million in our year to date 2016 pro forma pre-tax earnings.

(k)

To adjust the “Pro Forma as Adjusted” (provision) benefit for income taxes by multiplying the applicable effective tax rate by the “Pro Forma as Adjusted” income (loss) before income taxes and noncontrolling interest for each period.  The consolidated combined state and Federal effective tax rate of 39.5% and 40.5% was used for the first nine months of 2016 and the 2015 fiscal year, respectively.  The decline in the effective income tax rate was primarily due to a reduction of the Company’s permanent differences in proportion to taxable income.

(l)	To record Seller’s noncontrolling interest share of income for the applicable period based on 20% to arrive at Net income attributable to stockholders.